Exhibit 1.1

MapInfo Corporation

[            ] Shares

Common Stock

Underwriting Agreement

Dated [trade date]

UNDERWRITING AGREEMENT

[trade date]

First Albany Capital Inc.

Adams, Harkness & Hill, Inc.

WR Hambrecht + Co, LLC

As Representatives of the several Underwriters

c/o First Albany Capital Inc.

One Penn Plaza, 42nd Floor

New York, New York 10119

Ladies and Gentlemen:

MapInfo Corporation, a Delaware corporation (the “Company”), proposes to issue and sell [            ] shares (the “Firm Shares”) of its Common Stock, par value $0.002 per share (the “Common Stock”), and also proposes to issue and sell to the Underwriters listed in Schedule A hereto (the “Underwriters”), at the option of the Underwriters, an aggregate of not more than [            ] additional shares (the “Additional Shares”) of Common Stock as set forth below. The Firm Shares and the Additional Shares are herein collectively called the “Shares.” The terms, “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-113029), including a prospectus relating to the Shares, which registration statement incorporates by reference documents (the “Incorporated Documents”) which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof, including the documents incorporated by reference therein, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the aforesaid registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act in connection with the offering of the Shares (a “462(b) Registration Statement”), is herein called the “Registration Statement.” If it is contemplated, at the time this Agreement is executed and delivered, that a post-effective amendment to the aforesaid registration statement will be filed and must become or be declared effective before the offering of the Shares may commence, the term “Registration Statement” shall include the aforesaid registration statement as amended by said post-effective amendment. Except where the context otherwise requires, the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, in each case including the documents incorporated by reference therein, is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any 462(b) Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the copy of the Registration Statement, any such 462(b) Registration Statement, such Preliminary Prospectus or the Prospectus filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

The Company and the Underwriters agree as follows:

1. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters on Schedule A hereto, subject to adjustment in accordance with Section 7 hereof.

The Company will deliver the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank identified by the Company to First Albany Capital Inc. (“First Albany”) drawn to the order of the Company, at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York time, on [closing date], or at such other time not later than seven (7) full business days thereafter as First Albany and the Company determine, such time being herein referred to as the “time of purchase.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading. The certificates for the Firm Shares so to be delivered will be in the form of one or more global securities in definitive form deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and will be made available for checking at least 24 hours prior to the time of purchase.

In addition, upon written notice from First Albany given to the Company from time to time on or before the thirtieth (30th) day subsequent to the date of the Prospectus, the Underwriters may purchase, severally and not jointly, all or less than all of the Additional Shares at the same purchase price per Additional Share as that to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Additional Shares specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Additional Shares. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by First Albany to eliminate fractions and subject to adjustment in accordance with Section 7 hereof) and may be purchased by the Underwriters only for the purpose of covering over-allotments, if any, made in connection with the sale of the Firm Shares. No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be exercised from time to time and, to the extent not previously exercised, may be surrendered and terminated at any time upon notice by First Albany to the Company.

Each time for the delivery of and payment for the Additional Shares, being herein referred to as an “additional time of purchase,” which may be the time of purchase, shall be determined by First Albany but shall be not later than five (5) full business days after written notice of election to purchase Additional Shares is given. The Company will deliver the Additional Shares being purchased at each additional time of purchase to you through the facilities of DTC for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank identified by the Company to First Albany drawn to the order of the Company, at the above office of Dewey Ballantine LLP at 9:00 A.M., New York time. The certificates for the Additional Shares being purchased at each additional time of purchase will be in the form of one or more global securities in definitive form deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and will be made available for checking at a reasonable time in advance of such additional time of purchase.

It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

2. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification (and a complete and accurate list of each such jurisdiction is attached hereto as Schedule C), except where the failure to so qualify could not, individually or in the aggregate, either (i) have a material adverse effect on the business, operations, properties, prospects, condition (financial or other) or results of operation of the Company and the Subsidiaries (as defined herein) taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”). Complete and correct copies of the charter and bylaws or other organizational documents of the Company have been provided to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof or on or before the time of purchase or, if applicable, any additional time of purchase.

(b) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive, subscription or similar right.

(c) No approval, authorization, consent or order of or filing with any federal, state, local or other governmental commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, The Nasdaq Stock Market, Inc. (“Nasdaq”), or approval of the stockholders of the Company, is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(d) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby does not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties.

(e) The Registration Statement has heretofore been declared effective under the Act; the Company has not received, nor has notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the requirements of the Act, and each Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time that it became effective, the Registration Statement conformed, and on the date that it is issued, the Prospectus will conform, in all material respects with the requirements of the Act. The Registration Statement did not at the time that it became effective, does not, and, as of the time of purchase or any additional time of purchase, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and at the time of purchase and any additional time of purchase, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters furnished in writing by or on behalf of any Underwriter through First Albany to the Company expressly for use in the Registration Statement or the Prospectus. The documents incorporated by reference in the Preliminary Prospectus, the Registration Statement or the Prospectus, at the time each such document was filed, at the times the Preliminary Prospectus and the Prospectus were filed with the Commission and at the time the Registration Statement became effective under the Act, complied, in all material respects, with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a 462(b) Registration Statement is required by the Act to be filed in connection with the offer and sale of the Shares, such 462(b) Registration Statement will become effective upon filing pursuant to Rule 462(b) under the Act and, upon such filing, the offer and sale of the Shares will have been duly registered under the Act pursuant to the Registration Statement. The conditions to the use of Form S-3 with respect to the Registration Statement in connection with the offering and sale of the Shares as contemplated by this Agreement have been satisfied.

(f) Neither the Company nor any of its affiliates has distributed any offering material or “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the most recent Prospectus or such other materials, if any, as may be permitted by the Act. Neither the Company nor any of the Subsidiaries nor any of their respective affiliates or controlling persons has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) No person has a contractual or other right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares or to cause the Company to register under the Act the offer and sale of any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(h) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. As of the date of this Agreement, the Company’s capitalization is as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization,” and as of the time of purchase and any additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject to the issuance of Additional Shares at any additional time of purchase). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws and were not issued in violation of any preemptive, subscription or similar right. Except as described in the Registration Statement and the Prospectus (i) no person has a contractual or other right to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive or similar rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company.

(i) Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued or outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any right to acquire any shares of preferred stock of the Company.

(j) The Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the subsidiaries listed therein being referred to herein as the “Subsidiaries”). The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than [            ] (the “Significant Subsidiaries”). No group consisting of one or more of the Subsidiaries other than the Significant Subsidiaries would, in the aggregate, constitute a “significant subsidiary” of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X under the Act. Except as described in the Registration Statement and the Prospectus, the Company owns 100% of the outstanding capital stock or other ownership interest of the Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws, were not issued in violation of any preemptive, subscription or similar right and, except as disclosed in the Registration Statement and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims. Except as disclosed in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. Complete and correct copies of the charter and bylaws or other organizational documents of each of the Subsidiaries and all amendments thereto have been provided to you. Except for the Subsidiaries or as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity.

(k) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified, have been prepared in compliance with the requirements of the Act and Exchange Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements or data included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments are reasonable and have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and with the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included or incorporated by reference as required. PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. All disclosures contained in the Registration Statement or the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding, only for purposes of this Section 2(l), any Incorporated Documents that are filed with the Commission after the execution and delivery of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, prospects, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and neither is, together with its “related parties,” the “primary beneficiary” of any “variable interest entities” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus.

(m) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter, bylaws or other organizational documents, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clauses (ii), (iii) and (iv) above, for breaches, violations and defaults as could not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has obtained and possesses all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain, possess or file could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under, any such Permit or Approval, the effect of which could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any Permit or Approval, except where such violation, default, revocation or modification could not, individually or in the aggregate, have a Material Adverse Effect;

(o) All legal or governmental proceedings, contracts, leases, documents, affiliate transactions or off-balance sheet transactions (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial

Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document have been so described or filed as required. Except as described in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), which, if adversely decided, could, individually or in the aggregate, result in a judgment, decree or order having a Material Adverse Effect.

(p) The Company and each of the Subsidiaries have good title to all real and personal property owned, or described in the Registration Statement or in the Prospectus as being owned, by them, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as could not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, all real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be.

(q) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and the Company and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals could not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent material compliance by the Company or the Subsidiaries with, Environmental Laws. Except as could not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any actual or alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up (at any location) of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, clean-up or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous

Material” means any material (including, without limitation, pollutants, contaminants and hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law. From time to time, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in a manner which the Company reasonably believes is adequate to identify and evaluate material associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties).

(r) Other than as set forth in the Registration Statement and the Prospectus, the Company and the Subsidiaries own or have valid licenses to use all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) that are material to their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement and the Prospectus as under development), in each case as such businesses are described in the Registration Statement and the Prospectus, without infringement of the rights of others, and the Company and the Subsidiaries have taken all steps reasonably necessary to secure interests in such Intellectual Property. Neither the Company nor any of the Subsidiaries is subject to any judgment, order, injunction or decree, or is a party to any agreement, which restricts or impairs in any material respect the Company’s or such Subsidiary’s use of Intellectual Property owned thereby or licensed thereto. No claims have been asserted by any third party with respect to the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any Subsidiary, or with respect to the Company’s or any Subsidiaries ownership of or right to use any such Intellectual Property, and to the Company’s knowledge there is no reasonable basis for any such claim. The Company and the Subsidiaries have complied, in all material respects, with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. Except as described in the Registration Statement and the Prospectus, the Company is not aware of any options, licenses or agreements pursuant to which third parties possess rights to the Intellectual Property owned by or licensed to the Company or any of the Subsidiaries. Except as could not, individually or in the aggregate, have a Material Adverse Effect, none of the technology employed by the Company or the Subsidiaries has been obtained or is used or proposed to be used by the Company or the Subsidiaries in violation of any rights of a third party. Except as described in the Registration Statement and the Prospectus, to the Company’s knowledge neither the Company nor any of the Subsidiaries has infringed or is infringing or, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, would infringe the Intellectual Property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary.

(s) All tax returns required to be filed by the Company or any of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(t) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company, the Subsidiaries and, to the Company’s knowledge, the Company’s directors and officers each are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq promulgated thereunder. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u) The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company. On or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(v) The Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonably adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect.

(w) No labor dispute with the employees of the Company, any of the Subsidiaries or any of the customers or suppliers of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, have a Material Adverse Effect.

(x) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice. Except for matters which could not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(y) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document.

(z) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and officers and of George C. McNamee.

(aa) Neither the Company nor any of the Subsidiaries has sent or received any notice of termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement or to any Incorporated Document, and no such termination has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(bb) All statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(cc) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares, neither of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the “NASD”) and the Company or any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(ee) The Company is in compliance with the Marketplace Rules of the Nasdaq, including, without limitation, the requirements for continued designation of the Common Stock as a Nasdaq National Market security, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated regarding the revocation of such designation or otherwise regarding the delisting of shares of Common Stock from the Nasdaq National Market.

In addition, any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Certain Covenants of the Company. The Company hereby agrees:

(a) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, or a post-effective amendment thereto, to be declared effective before the offering of the Shares may commence, to use its best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible;

(b) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(c) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(d) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, to prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(e) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend the Registration Statement or supplement the Prospectus and to file no such amendment or supplement to which you shall object in writing;

(f) if necessary or appropriate in connection with the offer and sale of the Shares, to file a Rule 462(b) Registration Statement in the manner prescribed by the Act so that such Rule 462(b) Registration Statement shall become effective upon filing;

(g) to furnish or make available to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with the Nasdaq or with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

(h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments to the Registration Statement and supplements to the Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i) not later than May 5, 2005, to make generally available to its security holders, and to deliver or make available to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act);

(j) to furnish to you five (5) conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you as soon as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(f) hereof;

(l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the reproduction of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents

(including compilations thereof) and the reproduction and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the reproduction and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the costs and expenses of qualifying the Shares for inclusion in DTC’s book-entry settlement system and (ix) the performance of the Company’s other obligations hereunder;

(n) for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which you shall reasonably object;

(o) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet, statement of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board);

(p) to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(q) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or any warrants or other rights to purchase Common Stock or any such securities or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of ninety (90) days after the date hereof (the “Lock-Up Period”), without the prior written consent of First Albany, except for (i) the registration of the offer and sale of the Shares, and the sales of the Shares, to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (iv) the issuance of shares of Common Stock pursuant to the Company’s employee stock purchase plan as described in the Registration Statement and the Prospectus, as such employee stock purchase plan is in effect as of the date hereof, without regard to any subsequent amendments, modifications, waivers or supplements thereto;

(r) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(s) subject to Section 3(n) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing; and

(t) to use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market and maintain such listing.

4. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 3(m) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase Shares at the time of purchase or any additional time of purchase shall be subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase and, with respect to the purchase of Shares at any additional time of purchase, at such additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) You shall have received, at the time of purchase and at any such additional time of purchase, as the case may be, an opinion of Hale and Dorr LLP, counsel for the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you, in the form set forth in Exhibit B hereto.

(b) You shall have received at the time of purchase and at any such additional time of purchase, as the case may be, the opinion of [patent counsel], patent counsel to the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you, in the form set forth in Exhibit C hereto.

(c) You shall have received at the time of purchase and at any such additional time of purchase, as the case may be, the opinion of [trademark counsel], counsel to the Company with respect to certain intellectual property matters, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you, in the form set forth in Exhibit D hereto.

(d) You shall have received at the time of purchase and at any such additional time of purchase, as the case may be, the letter of Jason W. Joseph, Corporate Counsel of the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you, in the form set forth in Exhibit E hereto.

(e) You shall have received at the time of purchase and at any such additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or such additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require.

(f) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and the time of purchase and any such additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by you.

(g) No amendment to the Registration Statement or supplement to the Prospectus (including the filing of a document which shall be deemed to be incorporated by reference in the Registration Statement or the Prospectus) shall at any time have been filed to which you have objected in writing.

(h) The Registration Statement (excluding for these purposes any rule 462(b) Registration Statement) shall have become effective not later than 5:30 PM New York City time on the date this Agreement shall become effective as provided herein; any required Rule 462(b) Registration Statement shall have been filed with the Commission and become effective upon filing no later than 10:00 P.M., New York City time, on the date of this Agreement; and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 PM New York City time on the second full business day after the date of this Agreement or such shorter period of time prescribed by such Rule 424(b).

(i) Prior to the time of purchase or any such additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all supplements thereto, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) Between the time of execution of this Agreement and the time of purchase or any additional time of purchase, as the case may be (i) no change or any development involving a prospective change in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction shall have been entered into by the Company or any of the Subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof and any Incorporated Documents that are filed with the Commission after the execution and delivery of this Agreement) or the Prospectus (exclusive of any supplement thereto and any Incorporated Documents that are filed with the Commission after the execution and delivery of this Agreement).

(k) The Company will, at the time of purchase or any such additional time of purchase, as the case may be, deliver to you a certificate, dated the time of purchase or such additional time of purchase, as the case may be, signed by its chief executive officer and its chief financial officer, in the form attached hereto as Exhibit F.

(l) You shall have received each of the signed Lock-Up Agreements referred to in Section 2(z) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and such additional time of purchase, as the case may be.

(m) The Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or any such additional time of purchase, as the case may be.

(n) Between the time of execution of this Agreement and the time of purchase or any such additional time of purchase, as the case may be (i) no downgrading shall have occurred in the rating accorded any securities of, or guaranteed by, the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, and (ii) no such organization shall have announced or given notice of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and any additional time of purchase, as the case may be, as you may reasonably request.

6. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if subsequent to the execution and delivery of this Agreement, there shall have occurred: (i) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in your sole judgment, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on the New York Stock Exchange or the Nasdaq National Market, or any suspension or material limitation of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; (iv) any major disruption in commercial banking or settlements of securities or clearance services in the United States; or (v) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in your sole judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Shares on the terms and in the manner contemplated by the Registration Statement and the Prospectus.

If you elect to terminate this Agreement as provided in this Section 6, you shall notify the Company and each other Underwriter promptly by letter or telegram.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(m), 4 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

7. Increase in Underwriters’ Commitments. Subject to Sections 5 and 6 hereof, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder, and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, then the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting

Underwriters, as hereinafter provided. Such Firm Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing paragraph, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the

Prospectus and the Prospectus as supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through First Albany to the Company expressly for use with reference to such Underwriter in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; (ii) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof or the failure by the Company to perform, when and as required, any agreement or covenant contained herein; or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, however, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if (A) the Prospectus corrected any such alleged untrue statement or omission, (B) such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, (C) the Company furnished to such Underwriter, in compliance with Section 3(d) hereof, sufficient copies of the Prospectus in a timely manner as to reasonably permit such Underwriter to send or give a copy of the Prospectus to such person at or prior to the written confirmation of such sale, and (D) such Prospectus was required by law to be delivered at or prior to the written confirmation of such sale.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without the Company’s written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) the indemnified party shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through First Albany to the Company expressly for use with reference to such Underwriter in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) or (b), as applicable, of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

9. Indemnity by First Albany Capital Inc.

(a)

(i) First Albany agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, a “First Albany Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such other First Albany Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise (including any amounts required to be paid by the Company in connection with rescission actions) to the extent that such loss, damage, expense, liability or claim arises out of or is caused by (i) the distribution, directly or indirectly, by First Albany or any of its affiliates, including without limitation, any employee thereof, of those certain emails (the “Emails”) dated February 24 and 25, 2004 and contained in Annex C to that certain letter dated March 1, 2004 (the “March 1, 2004 Letter”) from Dewey Ballantine LLP to Ms. Barbara C. Jacobs of the Commission, and (ii) any other written communication distributed in connection with the offering of the Shares, directly or indirectly, by First Albany or any of its affiliates, including without limitation, any employee thereof (but not distributed by any other Underwriter or employee thereof without the consent of First Albany), without the consent of the Company and in violation by First Albany or its affiliates of law.

If any action, suit or proceeding (each a “First Albany Proceeding”) is brought against the Company or any such other First Albany Indemnified Party in respect of which indemnity may be sought against First Albany pursuant to the first paragraph of Section 9(a)(i), the Company or such other First Albany Indemnified Party shall promptly notify First Albany in writing of the institution of such First Albany Proceeding and First Albany shall assume the defense of such First Albany Proceeding, including the employment of counsel reasonably satisfactory to such First Albany Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify First Albany shall not relieve First Albany from any liability which First Albany may have to the Company or any such other First Albany Indemnified Party or otherwise to the extent First Albany is not materially adversely affected by the failure to notify. The Company or such other First Albany Indemnified Party shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such other First Albany Indemnified Party unless the employment of such counsel shall have been authorized in writing by First Albany in connection with the defense of such First Albany Proceeding or First Albany shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such First Albany Proceeding or such First Albany Indemnified Party or First Albany Indemnified Parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to First Albany (in which case First Albany shall not have the right to direct the defense of such First Albany Proceeding on behalf of the First Albany Indemnified Party or First Albany Indemnified Parties, but First Albany may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of First Albany), in any of which events such fees and expenses shall be borne by First Albany and paid as incurred (it being understood, however, that First Albany shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one First Albany Proceeding or series of related First Albany Proceedings in the same jurisdiction representing the First Albany Indemnified Parties who are parties to such First Albany Proceeding). First Albany shall not be liable for any settlement of any such First Albany Proceeding effected without the written consent of First Albany (which consent will not be unreasonably withheld) but if settled with the written consent of First Albany, First Albany agrees to indemnify and hold harmless the Company and any such other First Albany Indemnified Party from and against any loss or liability by reason of such settlement.

(ii) If the indemnification provided for in Section 9(a)(i) above is unavailable to a First Albany Indemnified Party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then First Albany, in lieu of indemnifying such First Albany Indemnified Party, shall contribute to the amount paid or payable by such First Albany Indemnified Party as a result of such losses, damages, expenses, liabilities or claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of First Albany on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault between the Company and First Albany shall be determined by reference to, among other things, the identity of the party that distributed the Emails, or other written communications covered by this Section 9, and the parties’ relative intent and opportunity to prevent such distribution of the Emails or other written communications covered by this Section 9. Solely for purposes of this Section 9, the parties agree that the determination to offer and/or sell any Shares to a recipient of the Emails or other written communications covered by this Section 9 is made solely by First Albany and that no fault shall be attributed to any First Albany Indemnified Party as a result of the decision to offer and/or sell Shares to a recipient of the Emails or other written communications covered by this Section 9. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 9(a)(ii) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any First Albany Proceeding.

(iii) The obligations of First Albany under this Section 9(a) shall be in addition to any liability which it may otherwise have. Nothing contained in this Section 9 shall affect the other provisions of this Underwriting Agreement. In addition, this Section 9 shall not affect any liability that the Company may have to First Albany with respect to any action or inaction by the Company in connection with the offering of the Shares or otherwise.

(b) First Albany represents that, to the best of its knowledge, the facts relating to First Albany as set forth in the March 1, 2004 Letter are accurate.

(c) The obligations to indemnify and hold harmless, or to contribute pursuant to Section 9(a) shall survive for a period ending on the three (3) year anniversary of the completion of the distribution of Shares contemplated by this Underwriting Agreement, except for claims for indemnification and/or contribution asserted prior to the end of such period, which shall survive until the final resolution thereof.

(d) In no event shall First Albany’s liability under this Section 9 exceed the amount of gross proceeds raised by the Company in the offering of the Shares, as reflected on the cover page of the Prospectus, plus reasonable attorneys fees and other reasonable costs of investigation and defense incurred in accordance with the terms of this Section 9. In addition, no Underwriter other than First Albany shall have any liability in respect of this Section 9.

10. Indemnity by Adams, Harkness & Hill, Inc.

(a)

(i) Adams, Harkness & Hill, Inc. (“Adams Harkness”) agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “Adams Harkness Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such other Adams Harkness Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise (including any amounts required to be paid by the Company in connection with rescission actions) to the extent that such loss, damage, expense, liability or claim arises out of or is caused by oral disclosure of the information, regarding the offering of the Shares, set forth in Annex A to the March 1 Letter, by employees of Adams Harkness to any third party (other than third parties who, by virtue of their relationship to the Company or the Underwriters, were entitled to know such information) prior to the filing with the Commission on February 24, 2004 of the Registration Statement.

If any action, suit or proceeding (each an “Adams Harkness Proceeding”) is brought against the Company or any such other Adams Harkness Indemnified Party in respect of which indemnity may be sought against Adams Harkness pursuant to the first paragraph of Section 10(a)(i), the Company or such other Adams Harkness Indemnified Party shall promptly notify Adams Harkness in writing of the institution of such Adams Harkness Proceeding and Adams Harkness shall assume the defense of such Adams Harkness Proceeding, including the employment of counsel reasonably satisfactory to such Adams Harkness Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify Adams Harkness shall not relieve Adams Harkness from any liability which Adams Harkness may have to the Company or any such other Adams Harkness Indemnified Party or otherwise to the extent Adams Harkness is not materially adversely affected by the failure to notify. The

Company or such other Adams Harkness Indemnified Party shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such other Adams Harkness Indemnified Party unless the employment of such counsel shall have been authorized in writing by Adams Harkness in connection with the defense of such Adams Harkness Proceeding or Adams Harkness shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Adams Harkness Proceeding or such Adams Harkness Indemnified Party or Adams Harkness Indemnified Parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to Adams Harkness (in which case Adams Harkness shall not have the right to direct the defense of such Adams Harkness Proceeding on behalf of the Adams Harkness Indemnified Party or Adams Harkness Indemnified Parties, but Adams Harkness may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of Adams Harkness), in any of which events such fees and expenses shall be borne by Adams Harkness and paid as incurred (it being understood, however, that Adams Harkness shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Adams Harkness Proceeding or series of related Adams Harkness Proceedings in the same jurisdiction representing the Adams Harkness Indemnified Parties who are parties to such Adams Harkness Proceeding). Adams Harkness shall not be liable for any settlement of any such Adams Harkness Proceeding effected without the written consent of Adams Harkness (which consent will not be unreasonably withheld) but if settled with the written consent of Adams Harkness, Adams Harkness agrees to indemnify and hold harmless the Company and any such other Adams Harkness Indemnified Party from and against any loss or liability by reason of such settlement.

(ii) If the indemnification provided for in Section 10(a)(i) above is unavailable to an Adams Harkness Indemnified Party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then Adams Harkness, in lieu of indemnifying such Adams Harkness Indemnified Party, shall contribute to the amount paid or payable by such Adams Harkness Indemnified Party as a result of such losses, damages, expenses, liabilities or claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Adams Harkness on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault between the Company and Adams Harkness shall be determined by reference to, among other things, the identity of the party that made the oral disclosure referred to in Section 10(a)(i) and the parties’ relative intent and opportunity to prevent such oral disclosure. Solely for purposes of this Section 10, the parties agree that no fault shall be attributed to any Adams Harkness Indemnified Party as a result of the decision to offer and/or sell any Shares to a person to whom such oral disclosure was made. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 10(a)(ii) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Adams Harkness Proceeding.

(iii) The obligations of Adams Harkness under this Section 10(a) shall be in addition to any liability which it may otherwise have in respect of the oral disclosures referred to in Section 10(a)(i). Nothing contained in this Section 10 shall affect the other provisions of this Underwriting Agreement. In addition, this Section 10 shall not affect any liability that the Company may have to Adams Harkness with respect to any action or inaction by the Company in connection with the offering of the Shares or otherwise.

(b) Adams Harkness represents that, to the best of its knowledge, the facts relating to Adams Harkness as set forth in the March 1 Letter are accurate.

(c) The obligations to indemnify and hold harmless, or to contribute pursuant to this Section 10 shall survive for a period ending on the three (3) year anniversary of the completion of the distribution of Shares contemplated by this Underwriting Agreement, except for claims for indemnification and/or contribution asserted prior to the end of such period, which shall survive until the final resolution thereof.

(d) In no event shall Adams Harkness’ liability under this Section 10 exceed the amount of gross proceeds raised by the Company in the offering of the Shares, as reflected on the cover page of the Prospectus, plus reasonable attorneys fees and other reasonable costs of investigation and defense incurred in accordance with the terms of this Section 10. In addition, no Underwriter other than Adams Harkness shall have any liability in respect of this Section 10.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to First Albany Capital Inc., One Penn Plaza, 42nd Floor, New York, NY 10119, Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at One Global View, Troy, NY 12180, Attention: Chief Financial Officer.

12. Information Furnished by the Underwriters. The statements set forth in the seventh, eleventh, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 2 and 8 hereof.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 8 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the several Underwriters.

Very truly yours,

MapInfo Corporation

By:

        Name:

        Title:

Accepted and agreed to as of the date

first above written:

First Albany Capital Inc.

Adams, Harkness & Hill, Inc.

WR Hambrecht + Co, LLC

As Representatives of the several Underwriters

By: First Albany Capital Inc.

By:

        Name:

        Title:

SCHEDULE A

Underwriter	Number of Firm Shares
First Albany Capital Inc.	[____]
Adams, Harkness & Hill, Inc	[____]
WR Hambrecht + Co, LLC	[____]
[____]	[____]

Total	[____]

SA-1